                                                                   Exhibit 10.27

            FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

            THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "First Amendment") is dated as of this 6th day of March, 2002, by and between COMDIAL CORPORATION (the "Company"), a Delaware corporation with an office at 106 Cattlemen Road, Sarasota, Florida 34232 and BANK OF AMERICA, N.A. (the "Bank"), a national banking association with an office at 100 N. Tampa Street, Suite 1700, Tampa, Florida 33602.

            The Company and the Bank are parties to an Amended and Restated Credit Agreement dated as of November 22, 2000 (the "Credit Agreement"), pursuant to which the Bank agreed, subject to the terms and conditions contained in the Credit Agreement, to extend a revolving credit facility in the initial aggregate principal amount not to exceed at any time outstanding $21,500,000, to provide for a $5,000,000 letter of credit subfacility and to extend an $18,500,000 term loan facility. The Company and the Bank are also parties to a letter agreement dated April 10, 2001 (the "April 10 Letter"), pursuant to which the Bank agreed to modify certain terms of the Credit Agreement as provided therein. The Company, the Guarantors (as defined in the Credit Agreement) and the Bank are also parties to a Forbearance Agreement dated as of January 28, 2002 (the "Forbearance Agreement"), pursuant to which the Bank agreed to forbear from the exercise of certain of its rights and remedies under the Loan Documents (as defined in the Credit Agreement) for a period of time as specified therein so that the Company and the Bank could discuss the possibility of restructuring the Indebtedness (as defined in the Forbearance Agreement).

            The Bank and the Company have agreed to restructure the Indebtedness so as to (i) exchange $10,000,000 of the Indebtedness for preferred stock of the Company to be issued to the Bank pursuant to this First Amendment and the Comdial Corporation Certificate of Designation of Series B Alternate Rate Cumulative Convertible Redeemable Preferred Stock dated March 6, 2002 (the "Certificate of Designation"), the Registration Rights Agreement dated March 6, 2002, by and between the Company and the Bank (the "Registration Rights Agreement"), and the Preferred Stock Investment Agreement dated March 6, 2002, by and between the Company and the Bank (the "Preferred Stock Investment Agreement"); (ii) reduce the Revolving Credit Commitment (as defined in the Credit Agreement) and the amount outstanding under the Revolving Credit Loans (as defined in the Credit Agreement) to an amount equal to $8,000,000; (iii) reduce the Term Loan (as defined in the Credit Agreement) to an amount equal to $4,903,874.69; (iv) reduce the L/C Obligations (as defined in the Credit Agreement) to an amount equal to $1,500,000; and (v) amend the covenants contained in the Credit Agreement as set forth herein. The Company has agreed to all of these terms and conditions. The Certificate of Designation, the Registration Rights Agreement and the Preferred Stock Investment Agreement shall collectively be referred to as the "Equity Documents."

            Accordingly, the Company and the Bank hereby agree as follows:

            1. Capitalized terms used in this First Amendment and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

            2. The definition of the term, "Borrowing Base," contained in
Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following definition is substituted in its place:

                  "Borrowing Base" means, for any day, the sum of (i) eighty
                   --------------
            percent (80%) of the aggregate Net Unpaid Balance of all Eligible Accounts plus (ii) fifty percent (50%) of the value of all Eligible Inventory , provided that sub-clause (ii) shall never exceed (A) $4,000,000 for the period commencing on March 6, 2002 to and including May 30, 2002, (B) $3,000,000 for the period commencing on May 31, 2002 to and including August 30, 2002 and (C) $2,000,000 at all times thereafter.

            3. The definition of the term, "Default Rate," contained in Section
1.1 of the Credit Agreement is hereby deleted in its entirety and the following definition is substituted in its place:

                  "Default Rate" means a rate of interest equal to the Prime
                   ------------
            Rate plus six percent (6%) per annum, with such rate to change as of the date of each change in the Prime Rate.

            4. The definition of the term, "L/C Fee," contained in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following definition is substituted in its place:

                  "L/C Fee" means, with respect to the Tecom Letter of Credit,
                   -------
            $35,000, and, with respect to the Maxi Switch Letter of Credit, $15,000.

            5. The definition of the term, "Revolving Credit Commitment," contained in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following definition is substituted in its place:

                  "Revolving Credit Commitment" means Twenty-One Million Five
                   ---------------------------
            Hundred Thousand Dollars ($21,500,000) for the period from the Closing Date to and including December 30, 2000, Sixteen Million Five Hundred Thousand Dollars ($16,500,000) for the period from December 31, 2000 to and including March 5, 2002 and Eight Million Dollars ($8,000,000) for the period from March 6, 2002 to the Revolving Credit Termination Date.

            6. The definition of the term, "Revolving Credit Termination Date," contained in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following definition is substituted in its place:

                  "Revolving Credit Termination Date" means the earlier to occur
                   ---------------------------------
            of (i) March 31, 2003 and (ii) the date on which the Revolving Credit Commitment is terminated pursuant to Section 11.

            7. The following defined terms are hereby inserted in the appropriate alphabetical order in Section 1.1 of the Credit Agreement:

                  "Bank's  Consultant" shall mean Carl Marks Consulting Group,
                   ------------------
            LLC.

                  "Budgeted Consolidated EBITDA" means the projected
                   ----------------------------
            Consolidated EBITDA for a particular calendar month (i) in 2002, as set forth in the Comdial Corporation Budgeted Income Statement for 2002 for such month delivered to the Bank by the Company on February 27, 2002 and (ii) in 2003, as set forth in the projected income statement for the Company and its Subsidiaries for such month delivered to the Bank no later than October 1, 2002 in accordance with Section 8.19(b).

                  "Capital Expenditures" shall mean, for any period, capital
                   --------------------
            expenditures of the Company and its Subsidiaries for such period.

                  "Cumulative Consolidated EBITDA" means, for any period, ninety
                   ------------------------------
            percent (90%) of the sum of Budgeted Consolidated EBITDA for the period commencing on April 1, 2002 to and including the date of measurement.

                  "Equity Documents" shall mean, collectively, the Comdial
                   ----------------
            Corporation Certificate of Designation of Series B Alternate Rate Cumulative Convertible Redeemable Preferred Stock dated March 6, 2002, the Registration Rights Agreement dated March 6, 2002, by and between the Company and the Bank (the "Registration Rights Agreement"), and the Preferred Stock Investment Agreement dated March 6, 2002, by and between the Company and the Bank, and all amendments, restatements and other modifications to such documents.

                  "Maxi Switch Letter of Credit" means letter of credit number
                   ----------------------------
            3039893 in the face amount of $300,000 issued by the Bank for the account of the Company and for the benefit of Maxi Switch, Inc., which letter of credit is scheduled to expire on March 31, 2002.

                  "Tecom Letter of Credit" means letter of credit number 3035219
                   ----------------------
            in the face amount of $1,200,000 issued by the Bank for the account of the Company and for the benefit of Tecom Co., Ltd., which letter of credit is scheduled to expire on March 31, 2002.

            8. Section 2.1 of the Credit Agreement is hereby deleted in its entirety and the following provision is substituted in its place:

                  2.1 Revolving Credit Loans. Upon the terms and subject to the
                      ----------------------
            conditions contained in this Agreement, the Bank agrees to make loans (herein referred to collectively as the "Revolving Credit Loans") to the Company from time to time during the period from the date of this Agreement until the Revolving Credit Termination Date; provided that (i) for the period commencing on the Closing Date to and including March 5, 2002, the aggregate principal amount of all outstanding Revolving Credit Loans does not at any time exceed the lesser of (a) the Revolving Credit Commitment minus the L/C Obligations and (b) the Borrowing Base minus the L/C Obligations, and (ii) for the period commencing on March 6, 2002 to and including the Revolving Credit Termination Date, the aggregate principal amount of all outstanding Revolving Credit Loans does not exceed the lesser of (a) the Revolving Credit Commitment and (b) the Borrowing Base.

            9. The first sentence of Section 2.2 of the Credit Agreement is hereby deleted in its entirety and the following sentences are substituted in its place:

            The obligation of the Company to repay the Revolving Credit Loans will be evidenced by the Company's promissory note payable to the order of the Bank at its office at 8300 Greensboro Drive, Suite 800, McLean, Virginia 22102, or such other place as the holder may from time to time designate, (i) for the period commencing on the Closing Date to and including March 5, 2002, in substantially the form of Exhibit A attached hereto with the blanks therein appropriately
            ---------
            completed, dated as of the date of the initial Revolving Credit Loan and payable on the Revolving Credit Termination Date (the "Revolving Credit Note") and (ii) for the period commencing on March 6, 2002 and thereafter, in substantially the form of Exhibit A-1 attached
                                                         -----------
            hereto with the blanks therein appropriately completed, dated as of March 6, 2002 and payable on the Revolving Credit Termination Date (the "Replacement Revolving Credit Note"). Upon the execution and delivery of the Replacement Revolving Credit Note, the Replacement Revolving Credit Note will supercede and replace the Revolving Credit Note and, from and after such date, all references to the Revolving Credit Note in this Agreement and the Loan Documents shall be deemed to be references to the Replacement Revolving Credit Note.

            10. Section 3.1 of the Credit Agreement is hereby deleted in its entirety and the following provision is substituted in its place:

                  3.1 Letter of Credit Facility. In accordance with the terms
                      -------------------------
            and conditions contained in this Agreement and in the applicable L/C Applications, the Bank has issued the Maxi Switch Letter of Credit and the Tecom Letter of Credit (herein referred to collectively as the "Letters of Credit") for the account of the Company, and, upon the terms and subject to the conditions contained in this Agreement and the applicable L/C Applications, the Bank agrees to extend the expiration date of each of the Maxi Switch Letter of Credit and the Tecom Letter of Credit to March 31, 2003. The Company acknowledges and agrees that the Bank has no obligation to issue any other Letters of Credit.

            11. The first two sentences of Section 3.3 of the Credit Agreement are hereby deleted in their entirety and the following sentence is substituted in their place:

            The Company will pay the L/C Fee to the Bank on March 6, 2002, which fee will be fully earned and nonrefundable once paid.

            12. Section 3.4 of the Credit Agreement is hereby deleted in its entirety and the following provision is substituted in its place:

                  3.4 Reimbursement Obligations. The Company will pay to the
                      -------------------------
            Bank promptly upon demand any and all amounts paid by the Bank under any Letter of Credit, as provided in the applicable L/C Application, together with interest on such amount from the date such amount was paid by the Bank to the date it receives payment in federal or other immediately available funds at the Prime Rate plus four percent (4%) per annum, with such rate to be reset on each day on which there is a change to the Prime Rate. Such interest shall be computed for the actual number of days elapsed over a year of 360 days.

            13. Section 3.5 of the Credit Agreement is hereby deleted in its entirety and the following provision is substituted in its place:

                  3.5 Expiration of Letters of Credit. Unless the Bank shall
                      -------------------------------
            agree otherwise, all Letters of Credit shall expire on or before March 31, 2003.

            14. Section 4.2 of the Credit Agreement is hereby deleted in its entirety and the following provision is substituted in its place:

            The obligation of the Company to repay the Term Loan will be evidenced by the Company's promissory note payable to the order of the Bank at its office at 8300 Greensboro Drive, Suite 800, McLean, Virginia 22102, or such other place as the holder may from time to time designate, (i) for the period commencing on the Closing Date to and including March 5, 2002, in substantially the form of Exhibit B
                                                                      ---------
            attached hereto with the blanks therein appropriately completed, dated as of the date of the single advance under the Term Loan (the "Term Loan Note") and (ii) for the period commencing on March 6, 2002 and thereafter, in substantially the form of Exhibit B-1
                                                              -----------
            attached hereto with the blanks therein appropriately completed, dated as of March 6, 2002 (the "Replacement Term Loan Note"). Upon the execution and delivery of the Replacement Term Loan Note, the Replacement Term Loan Note will supercede and replace the Term Loan Note and, from and after such date, all references to the Term Loan
            Note in this Agreement and the Loan Documents shall be deemed to be references to the Replacement Term Loan Note. For the period commencing on the Closing Date to and including August 31, 2002, installments of interest on the Term Loan Note shall be due and payable commencing on November 30, 2000 and continuing on the last day of each month thereafter to and including August 31, 2002. For the period commencing on the Closing Date to and including August 31, 2002, installments of principal on the Term Loan Note shall be due and payable on the following dates in the following amounts:
            June 30, 2001, $2,500,000; September 30, 2001, $2,500,000; and
            December 31, 2001, $2,500,000. For the period commencing on September 1, 2002 and continuing to and including February 28, 2003, installments of principal and interest, each in an amount equal to the amount necessary to fully amortize the principal balance of the Term Loan Note as of September 1, 2002 at an interest rate equal to the interest rate provided in Section 5 over an assumed 36-month period, shall be due and payable commencing on September 30, 2002 and continuing on the last day of each month thereafter to and including February 28, 2003. A final installment of the entire unpaid principal balance of the Term Loan Note together with all accrued interest thereon shall be due and payable on March 31, 2003. The Company acknowledges and agrees that, because the Term Loan Note will bear interest based on the Prime Rate, the Bank shall have the right to adjust the amount of the principal and interest installments due after an increase in the Prime Rate during the period commencing on March 6, 2002 and continuing to and including February 28, 2003. The Company further acknowledges and agrees that, although a 36-month period will be used to determine the amount of the first seven (7) installments of principal and interest due on the Term Loan Note during the period commencing on January 1, 2002 and continuing to and including February 28, 2003, if not sooner paid, the entire unpaid principal balance of the Term Loan Note together with all accrued interest thereon shall be immediately due and payable on March 31, 2003.

            15. Section 4.4(a)(1) of the Credit Agreement is hereby deleted in its entirety and the following provision is substituted in its place:

                  (a)(1) [Reserved].

            16. Section 5.2 of the Credit Agreement is hereby deleted in its entirety and the following provision is substituted in its place:

                  5.2 Interest Rates. The outstanding principal balance of the
                      --------------
            Revolving Credit Loans and the Term Loan as they exist from time to time commencing on the Closing Date and continuing to and including March 30, 2001 will (subject to Section 5.3) bear interest at an annual rate equal to the LIBOR Daily Floating Rate plus three percent (3%), with such rate to be initially set by the Bank on the Closing Date and with such rate to be reset on each day during such period on which there is a change to the LIBOR Daily Floating Rate. The outstanding principal balance of the Revolving Credit Loans and the Term Loan as they exist from time to time commencing on March 31, 2001 and continuing to and including January 14, 2002 will (subject to Section 5.3) bear interest at an annual rate equal to the Prime Rate plus three percent (3%), with such rate to be reset on each day on which there is a change to the Prime Rate. The outstanding principal balance of the Revolving Credit Loans and the Term Loan as they exist from time to time commencing on January 15, 2002 and continuing until the Revolving Credit Loans and the Term Loan are paid in full will (subject to Section 5.3) bear interest at an annual rate equal to the Prime Rate plus four percent (4%), with such rate to be reset on each day on which there is a change to the Prime Rate. Interest on the Revolving Credit Loans and on the Term Loan will be computed on the basis of the actual number of days elapsed over a year of 360 days.

            17. Sections 8.1(a) and 8.1(b) of the Credit Agreement are hereby deleted in their entirety and the following provisions are substituted in their respective places:

                  (a) as soon as available, but in no event more than forty-five
            (45) days after the end of each of the Company's fiscal quarters, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such quarter and consolidated and consolidating income statements of the Company and its Subsidiaries to the end of such quarter, each in reasonable detail and in form and substance satisfactory to the Bank, prepared in accordance with GAAP and certified by the chief financial officer of the Company, provided that the Company may deliver, in lieu of the foregoing quarterly financial statements, the quarterly report of the Company for the applicable fiscal quarter on Form 10-Q filed with the SEC, but only as long as the financial statements contained in such quarterly report are substantially the same in content as the financial statements referred to above in this Section 8.1(a); with such quarterly financial statements to be accompanied by (i) consolidated and consolidating balance sheets and consolidated and consolidating income statements with respect to Material Subsidiaries for which there has been any material financial activity during the applicable quarter, prepared in the ordinary course of the Company's business, and (ii) a compliance certificate, in form and detail satisfactory to the Bank and signed by the chief financial officer of the Company, which provides a detailed calculation of the financial covenants contained herein as of the applicable fiscal quarter end and a statement as to whether the Company is in compliance with all of the terms and conditions of this Agreement;

                  (b) as soon as available, but in no event more than ninety
            (90) days after the end of each of the Company's fiscal years, a copy of the annual consolidated and consolidating financial statements of the Company and its Subsidiaries in reasonable detail and in form and substance satisfactory to the Bank, prepared in accordance with GAAP and audited by certified public accountants of national standing or otherwise satisfactory to the Bank, which financial statements shall include consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, consolidated and consolidating statements of income and retained earnings of the Company and its Subsidiaries for such fiscal year, consolidated and consolidating statements of cash flows for the Company and its Subsidiaries for such fiscal year, a reconciliation of net worth, and all normal and reasonable financial notes, provided that the Company may deliver, in lieu of the foregoing annual financial statements, the annual report of the Company for the applicable fiscal year on Form 10-K filed with the SEC, but only as long as the financial statements contained in such annual report are substantially the same in content as the financial statements referred to above in this Section 8.1(b); with such annual financial statements to be accompanied by a compliance certificate, in form and detail satisfactory to the Bank and signed by the chief financial officer of the Company, which provides a detailed calculation of the financial covenants contained herein as of the applicable fiscal year end and a statement as to whether the Company is in compliance with all of the terms and conditions of this Agreement;

            18. Section 8.1(f) of the Credit Agreement is hereby deleted in its entirety and the following provision is substituted in its place:

                  (f) (1) As soon as available and in any event within fifteen
            (15) days after the end of each fiscal month of the Company, a Borrowing Base Certificate executed by the chief financial officer of the Company setting forth the Borrowing Base and the Term Loan Collateral Value as of the last Business Day of such month, and, if the Company or any of its Subsidiaries engaged in any Asset Sales during such month in which the value of the assets so sold was less than $50,000 or which, when aggregated with the value of all other assets sold in connection with other Assets Sales occurring during the same fiscal month of the Company, had a value greater than $200,000, such Borrowing Base Certificate shall include an itemization of the assets sold during such month, the value of such assets, and the net consideration received for such assets; and (2) as soon as available and in any event by 5:00 pm eastern time on March 4, 2002 and not later than 5:00 pm eastern time on each Monday thereafter: (i) a Borrowing Base Certificate current as of the Friday immediately preceding such Monday prepared by and executed in accordance with the requirements of Section 8.1(f)(1) and containing all of the information required to be contained in the Borrowing Base Certificate required by Section 8.1(f)(1), (ii) a sales report in form and substance acceptable to the Bank in its sole discretion current as of the Friday immediately preceding such Monday that describes all sales of Inventory and other goods by the Company or any of its Subsidiaries by the following three (3) customer types: supply houses, dealers and national accounts, (iii) a report in form and substance acceptable to the Bank in its sole discretion current as of the Friday immediately preceding such Monday that identifies any officers or key employees that have terminated employment with the Company or any of its Subsidiaries or have notified the Company or any of its Subsidiaries of such officer's or employee's intention to do so, (iv) a report in form and substance acceptable to the Bank in its sole discretion current as of the Friday immediately preceding such Monday that identifies any material customers of the Company or any of its Subsidiaries that have ceased purchasing Inventory or other goods from the Company or any of its Subsidiaries or that have notified the Company or any of its Subsidiaries of such material customer's intention to do so, and (v) a report in form and substance acceptable to the Bank in its sole discretion that describes the status of the Company's efforts to acquire or be acquired by another person or legal entity and the status of the Company's efforts to refinance the Revolving Credit Loans and the Term Loan.

            19. Section 8.16 of the Credit Agreement is hereby deleted in its entirety and the following provision is substituted in its place:

                  8.16 Establishment of Lock-Box Account and Notification to
                       -----------------------------------------------------
            Account Debtors. On or before April 30, 2002, the Company shall
            ---------------
            execute and deliver to the Bank all documents required by the Bank to establish and administer a lock-box account for the Accounts. Immediately after such lock-box account has been established, the Company and each Material Subsidiary shall promptly notify each Account Debtor in respect of any Account that any payments due or to become due in respect of such Account are to be made in the name of the Company or such Material Subsidiary to such address and post office box as shall be specified by the Bank.

            20. Section 8 of the Credit Agreement is hereby amended by inserting the following new sections immediately following Section 8.18:

                  8.19 Implementation of Procedures and Systems.
                       ----------------------------------------

                  (a) In no event later than February 28, 2002, the Company and its Subsidiaries shall implement procedures and systems that are necessary to provide the Bank with the following financial information, all of which information shall be in form and substance acceptable to the Bank in its sole discretion:

                        (i) a projected income statement for the Company for
            each calendar month in calendar year 2002 and for calendar year 2002 taken as a whole, which procedures and systems shall have the ability to (A) be updated monthly, (B) create revised projected income statements for each calendar month in calendar year 2002 and for calendar year 2002 taken as a whole, and (C) provide an analysis that compares the actual income and expenses for each line item in each such projection for the month then ended and year to date to the income and expenses that had been projected for the period being measured. Commencing on March 15, 2002 and continuing on the fifteenth (15th) day after the end of each calendar month thereafter, the Company shall provide such reports to the Bank by 5:00 pm eastern time on such fifteenth day after the end of each calendar month, each such report being current as of the end of the immediately preceding calendar month.

                        (ii) a projected cash flow statement for the period
            commencing on the date of measurement and terminating thirteen weeks thereafter, which procedures and systems shall have the ability to
            (A) be updated weekly, (B) create revised projected cash flow statements for the period commencing on the date of measurement and terminating thirteen week thereafter, and (C) provide an analysis that compares the actual income and expenses for each line item in each such projection for the week then ended to the income and expenses that had been projected for such week. Commencing on the March 11, 2002 and continuing on each Monday thereafter, the Company shall provide such reports to the Bank by 5:00 pm eastern time on each such Monday, each such report being current as of the Friday immediately preceding each such Monday.

                        (iii) a weekly cash receipts statement that summarizes
            all cash receipts, compares the actual cash receipts to the cash receipts that had been projected for that week, and identifies the amount of cash on hand. Commencing on March 11, 2002 and continuing on each Monday thereafter, the Company shall provide such reports to the Bank by 5:00 pm eastern time on each such Monday, each such report being current as of the Friday immediately preceding each such Monday.

                  (b) In no event later than October 1, 2002, the Company and its Subsidiaries shall implement procedures and systems that are necessary to provide the Bank with a projected income statement for the Company for each calendar month in calendar year 2003 and for calendar year 2003 taken as a whole, which procedures and systems shall have the ability to (A) be updated monthly, (B) create revised projected income statements for each calendar month in calendar year 2003 and for calendar year 2003 taken as a whole, and (C) provide an analysis that compares the actual income and expenses for each line item in each such projection for the month then ended and year to date to the income and expenses that had been projected for the period being measured, all of which information shall be in form and substance acceptable to the Bank in its sole discretion. Commencing on January 15, 2003 and continuing on the fifteenth (15th) day after the end of each calendar month thereafter, the Company shall provide such reports to the Bank by 5:00 pm eastern time on such fifteenth day after the end of each calendar month, each such report being current as of the end of the immediately preceding calendar month.

                  8.20 Expense Reduction Report. Commencing on March 11, 2002
                       ------------------------
            and continuing on the first day of each calendar month thereafter, the Company shall provide to the Bank by 5:00 pm eastern time on each such day a report in form and substance acceptable to the Bank in its sole discretion that describes the progress the Company and its Subsidiaries have made in implementing and executing the plan to reduce the Company's and its Subsidiaries' consolidated operating expenses to an amount not greater than the Company's and its Subsidiaries' consolidated operating income, each such report being current as of the end of the immediately preceding calendar month.

                  8.21 Bank's Consultant. The Company shall cooperate fully with
                       -----------------
            the Bank's Consultant, which cooperation shall include, without limitation, allowing the Bank's Consultant reasonable access to observe the Company's and its Subsidiaries' respective operations and the opportunity to inspect their respective financial and other reports and projections. Furthermore, the Company hereby agrees to pay all costs and expenses arising from or in connection with the Bank's Consultant in accordance with the consulting agreement between the Company and the Bank's Consultant dated as of ________________ ___, 2002 and attached hereto as Exhibit I (the
                                                              ---------
            "Consulting Agreement"), and the Company hereby irrevocably authorizes the Bank to charge any and all accounts of the Company maintained at the Bank for the amount of such costs and expenses as and when due in accordance with the Consulting Agreement. Any portion of such fees not paid when due shall bear interest at the Default Rate until paid in full.

            21. Section 9.2 of the Credit Agreement is hereby deleted in its entirety and the following provision is substituted in its place:

                  9.2 Minimum EBITDA. The Company will not permit Consolidated
                      --------------
            EBITDA or Consolidated EBITDA to Budgeted Consolidated EBITDA to be less than the following amounts or percentages, as applicable, measured as of the end of the fiscal quarters of the Company shown below for the periods shown below:

----------------------------------------------------------------------------------------
                       Budgeted               Minimum                Cumulative
Measurement Period     Consolidated EBITDA    Consolidated EBITDA    Consolidated EBITDA
========================================================================================
March 1, 2002 to       <$2,649.00>            <$3,311.00>            N/A
and including
March 31, 2002
----------------------------------------------------------------------------------------
April 1, 2002 to       $280,060.00            $224,048.00            $249,670.00
and including
April 30, 2002
----------------------------------------------------------------------------------------
May 1, 2002 to and     $650,027.00            $520,022.00            $834,694.00
including May 31,
2002
----------------------------------------------------------------------------------------
June 1, 2002 to        $437,952.00            350,362.00             $1,228,851.00
and including June
30, 2002
----------------------------------------------------------------------------------------
July 1, 2002 to        $646,124.00            $516,899.00            $1,810,363.00
and including July
31, 2002
----------------------------------------------------------------------------------------
August 1, 2002 to      $604,371.00            $483,497.00            $2,354,297.00
and including
August 31, 2002
----------------------------------------------------------------------------------------
September 1, 2002      $391.872.00            $313,498.00            $2,706,981.00
to and including
September 30, 2002
----------------------------------------------------------------------------------------
October 1, 2002 to     $973,413.00            $778,730.00            $3,583,053.00
and including
October 31, 2002
----------------------------------------------------------------------------------------
November 1, 2002       $574,828.00            $459,862.00            $4,100,398.00
to and including
November 30, 2002
----------------------------------------------------------------------------------------
December 1, 2002       $617,179.00            $493,743.00            $4,655,859.00
to and including
December 31, 2002
----------------------------------------------------------------------------------------
January 1, 2003 to     [As set forth in       [80% of Budgeted       [90% of the sum
and including          the projected          Consolidated EBITDA    of Budgeted
January 31, 2003       income statement       for the period         Consolidated
                       required by Section    January 1, 2003 to     EBITDA for the
                       8.19(b) for the        and including          period April 1,
                       period January 1,      January 31, 2003]      2002 to and
                       2003 to and                                   including
                       including January                             January 31, 2003]
                       31, 2003]
----------------------------------------------------------------------------------------
February 1, 2003       [As set forth in       [80% of Budgeted       [90% of the sum
to and including       the projected          Consolidated EBITDA    of Budgeted
February 28, 2003      income statement       for the period         Consolidated
                       required by Section    February 28, 2003      EBITDA for the
                       8.19(b) for the        to and including       period April 1,
                       period February 1,     February 28, 2003]     2002 to and
                       2003 to and                                   including
                       including February                            February 28,
                       28, 2003]                                     2003]
----------------------------------------------------------------------------------------

            22. Section 10.3 of the Credit Agreement is hereby amended by deleting clause (i) and renumbering clauses (ii), (iii) and (iv) as clauses (i),
(ii) and (iii) respectively.

            23. Section 10.4 of the Credit Agreement is hereby deleted in its entirety and the following provision is substituted in its place:

                  10.4 Acquisitions. Acquire, or permit any Subsidiary to
                       ------------
            acquire, in one transaction or a series of transactions, all or any substantial part of the capital stock (or other ownership interests) or assets of any other Person.

            24. Section 10 of the Credit Agreement is hereby amended by inserting the following new section immediately following Section 10.9:

                  10.10 Capital Expenditures. Expend, or permit any of its
                        --------------------
            Subsidiaries to expend, for Capital Expenditures an amount in excess of $300,000 during any fiscal quarter of the Company occurring during the period January 1, 2002 to and including March 31, 2003.

            25. Sections 11.9 and 11.10 of the Credit Agreement are hereby deleted in their entirety and the following two provisions are substituted in their respective places:

                  11.9 Any default shall be made in the performance of any other obligation incurred in connection with any indebtedness for borrowed money of the Company or any Material Subsidiary aggregating $25,000 or more, if the effect of such default is to permit the holder of such indebtedness (or a trustee on behalf of such holder) to cause it to become due prior to its stated maturity or to do so with the giving of notice or passage of time, or both, or any such indebtedness becomes due prior to its stated maturity or shall not be paid when due; or

                  11.10 One or more final judgments for the payment of money aggregating in excess of $25,000 which is or are not adequately insured or indemnified against shall be rendered at any time against the Company or any Material Subsidiary and the same shall remain undischarged for a period of thirty (30) days during which time execution shall not be effectively stayed; or

            26. Section 11.13 of the Credit Agreement is hereby deleted in its entirety and the following provision is substituted in its place:

                  11.13 A default or an event of default shall have occurred under any of the other Loan Documents or under any of the Equity Documents; provided, however, that no such default shall constitute an Event of Default hereunder if the default is remedied to the Bank's satisfaction within any applicable grace or cure period;

            27. Section 13.4 of the Credit Agreement is hereby deleted in its entirety and the following provision is substituted in its place:

                  13.4 Notices. All notices, requests and other communications
                       -------
            to either party hereunder will be in writing and will be given at its address or telecopy number set forth below or such other address or telecopy number as such party may hereafter specify in writing for this purpose by notice to the other party:

                  If to the Company:

                  Comdial Corporation
                  106 Cattleman Road
                  Sarasota, Florida 34232
                  Attention: Chief Financial Officer
                  Telecopy Number: (941) 925-7989

                  With a copy to:

                  Shumaker, Loop & Kendrick, LLP
                  Bank of America Plaza
                  101 East Kennedy Boulevard
                  Suite 2800
                  Tampa, Florida 33602
                  Attention: Darrell C. Smith, Esquire
                  Telecopy Number: (813) 229-1660

                  If to the Bank:

                  Bank of America, N.A.
                  100 N. Tampa Street, Suite 1700
                  Tampa, Florida 33602
                  Attention: Daniel Langelier
                  Telecopy Number: (813) 276-7813

                  With a copy to:

                  Troutman Sanders LLP
                  1111 East Main Street, 20th Floor
                  Richmond, Virginia 23219
                  Attention: Thomas E. duB. Fauls, Esquire
                  Telecopy Number: (804) 697-1339

                  Each such notice, request or other communication will be
            effective if delivered by hand delivery or sent by telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service, charges prepaid, and (iii) on the third Business Day following the date sent by certified mail, return receipt requested, postage prepaid.

            28. The Bank hereby waives all Defaults and Events of Default that existed (i) under the Term Loan Note because of the Company's failure to pay timely the principal installments that were due on each of September 30, 2001 and December 31, 2001, (ii) under Section 9.1 of the Credit Agreement for the period ending December 31, 2000, (iii) under Section 9.2 of the Credit Agreement for the periods ending March 31, 2001, June 30, 2001, September 30, 2001 and December 31, 2001 and (iv) under Section 8.16 because the Company failed to establish a lock-box by December 31, 2000, but the Bank expressly does not waive any other Defaults or Events of Default that have occurred or exist as of the date of this First Amendment or any Defaults or Events of Default that may occur or exist after the date of this First Amendment under the Credit Agreement, as amended by this First Amendment, or any of the other Loan Documents.

            29. Simultaneously upon the satisfaction of all of the conditions precedent set forth in paragraph 33 of this First Amendment and the Bank's execution and delivery of this First Amendment, the Company and the Bank agree that the Bank shall exchange (A)(i) $7,500,000 of the indebtedness under the Revolving Credit Loans (so that the resulting principal balance outstanding under the Revolving Credit Loans shall be, as of the date of this First Amendment, $8,000,000), which Revolving Credit Loans shall hereafter be evidenced by the Replacement Revolving Credit Note, and (ii) $2,500,000 of the indebtedness under the Term Loan (so that the resulting principal balance outstanding under the Term Loan shall be, as of the date hereof, $4,903,874.69), which Term Loan shall hereafter be evidenced by the Replacement Term Loan Note, for (B) 1,000,000 shares of Series B Alternate Rate Cumulative Convertible Redeemable Preferred Stock issued by the Company pursuant to the Equity Documents.

            30. The Company hereby absolutely and unconditionally agrees to pay to the Bank a fee (the "Restructuring Fee") in the amount of $150,000 in immediately available funds with respect to this First Amendment, which Restructuring Fee the Company hereby acknowledges and agrees is fully earned as of the date of this First Amendment and not subject to diminution for any reason. The Restructuring Fee shall be payable as follows: $50,000 on the date of this First Amendment, $50,000 on April 5, 2002, and $50,000 on May 5, 2002. If the Company shall fail to pay any portion of the Restructuring Fee in accordance with the immediately preceding sentence, such failure shall be an Event of Default that is not subject to any grace or cure period and the Bank shall have all of the rights and remedies set forth in the Credit Agreement, as amended by this First Amendment, and the other Loan Documents.

            31. The Credit Agreement is hereby amended to add a new exhibit, which exhibit shall be in the form of Exhibit A-1 attached to this First Amendment and shall be labeled Exhibit A-1. The Credit Agreement is hereby
                               -----------
amended to add a second new exhibit, which second exhibit shall be in the form of Exhibit B-1 attached to this First Amendment and shall be labeled Exhibit
                                                                     -------
B-1. The Credit Agreement is hereby amended to add a third new exhibit, which
---
third exhibit shall be in the form of Exhibit I attached to this First Amendment
                                      ---------
and shall be labeled Exhibit I.
                     ---------

            32. The Company hereby represents and warrants to the Bank (which representations and warranties shall survive the execution and delivery of this First Amendment) that, as of the date of the execution of this First Amendment:

                  (a) It is in compliance with all of the terms, covenants and conditions of the Credit Agreement, as amended by this First Amendment, and each of the other Loan Documents.

                  (b) There exists no Default or Event of Default under the Credit Agreement, as amended by this First Amendment, that has not been expressly waived pursuant to this First Amendment.

                  (c) Except as set forth on Schedule 1 attached hereto, the
                                             ----------
representations and warranties contained in Section 6 of the Credit Agreement are, except to the extent that they relate solely to an earlier date, true with the same effect as though such representations and warranties had been made on the date of this First Amendment; and the Company further represents and warrants that each of American Telecommunications Corp., Comdial Consumer Communications Corporation, Comdial Custom Manufacturing Inc., Comdial Technology Corporation, Comdial Video Telephony Inc., Telecom Technologies Inc. and Comdial Convergent Communications, Inc. was dissolved in December, 2001.

                  (d) Each of the Company and its Subsidiaries has full corporate power and authority and has taken all necessary corporate action to authorize the execution, delivery and performance of this First Amendment, the new promissory notes (in the forms attached hereto as Exhibit A-1 and Exhibit
                                                      -----------     -------
B-1, respectively, the "Replacement Revolving Credit Note" and the "Replacement
---
Term Loan Note," respectively), the acknowledgment of company and guarantors attached hereto and made a part hereof as Exhibit C (the "Acknowledgment") and
                                          ---------
the Equity Documents to which it is a party. No consent or approval of the shareholders of the Company (except for any such approval as may be required by NASDAQ in connection with the conversion of the Series B Preferred Stock (as defined in the Certificate of Designation)) or any of its Subsidiaries or consent or approval of, notice to or filing with, any Governmental Authority, securities exchange or other securities self-regulatory organization (except for any such consent, approval, notice, or filing as may be required by the Securities and Exchange Commission or NASDAQ in connection with the conversion of the Series B Preferred Stock), is required as a condition to the validity of or the performance by the Company or any of its Subsidiaries of its obligations under this First Amendment, either of the promissory notes described in the immediately preceding sentence, the Acknowledgment or the Equity Documents.

                  (e) This First Amendment, the Replacement Revolving Credit Note, the Replacement Term Loan Note, the Acknowledgment and the Equity Documents have been duly executed and delivered by the duly authorized officers of the Company and each of its Subsidiaries party thereto, and each such document constitutes the legal, valid and binding obligation of the Company and the applicable Subsidiaries which are parties thereto, and is enforceable in accordance with their respective terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and similar laws relating generally to the enforcement of creditors' rights.

                  (f) Except as disclosed on Schedule 1 attached hereto, there
                                             ----------
are no proceedings pending or, to the knowledge of the Company, threatened before any court or administrative agency that would reasonably be expected, in any particular case or in the aggregate, to have a material adverse effect upon the ability of the Company or any of its Subsidiaries to perform any of its obligations under the Credit Agreement, as amended by this First Amendment, the Replacement Revolving Credit Note, the Replacement Term Loan Note, the Acknowledgment, any of the other Loan Documents or any of the Equity Documents, or could reasonably be expected to have a Material Adverse Effect.

                  (g) The execution, delivery and performance by the Company and its Subsidiaries of this First Amendment, the Replacement Revolving Credit Note, the Replacement Term Loan Note, the Acknowledgment and the Equity Documents in accordance with their respective terms do not (i) require any approval of, notice to or filing with any Governmental Authority, securities exchange or other securities self-regulatory organization (except for any such approval, notice, or filing as may be required by the Securities and Exchange Commission or NASDAQ in connection with the conversion of the Series B Preferred Stock), or violate any federal, state or local law, rule or ordinance relating to the Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute a default under the charter, bylaws or preference stock provisions of the Company or any of its Subsidiaries or any mortgage, indenture, contract or agreement binding on the Company or any of its Subsidiaries or affecting any of their respective properties or any approval of any Governmental Authority relating to the Company or any of its Subsidiaries, or (iii) result in or require the creation or imposition of any lien, security interest, charge or other encumbrance (collectively, "Liens") upon or with respect to any property now owned or hereafter acquired by the Company or any of its Subsidiaries other than Liens arising under the Loan Documents.

                  (h) This First Amendment and the Equity Documents are not being made or entered into with the intent to hinder, delay or defraud any person or entity.

                  (i) Except as set forth on Schedule 1 attached hereto, no
                                             ----------
action or proceeding under any federal or state insolvency or debtor relief law, including without limitation a voluntary or involuntary petition for bankruptcy under any chapter of the Federal Bankruptcy Code, has been instituted or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries.

            33. The Bank's agreement to enter into this First Amendment is subject to the following conditions precedent:

                  (a) The Company shall have executed and delivered to the Bank this First Amendment.

                  (b) The Company shall have executed and delivered the Replacement Revolving Credit Note and the Replacement Term Loan Note in the forms of Exhibit A-1 and Exhibit B-1, respectively, attached hereto with the blanks therein appropriately completed.

                  (c) The Company shall have delivered to the Bank (i) certified copies of the resolutions of its board of directors and the boards of directors of its Subsidiaries authorizing and approving this First Amendment, the Replacement Revolving Credit Note, the Replacement Term Loan Note, the Acknowledgment and the Equity Documents and (ii) a certificate of incumbency for the Company executed by the secretary of the Company and a certificate of incumbency for each of its Subsidiaries setting forth the names of the officers of the Company and the Subsidiaries, as applicable, that are authorized to execute any of this First Amendment, the Replacement Revolving Credit Note, the Replacement Term Loan Note, the Acknowledgment or the Equity Documents, together with a specimen signature for each such officer.

                  (d) The Company and each of the Company's Subsidiaries shall have executed and delivered to the Bank the Acknowledgment.

                  (e) The Bank shall have received favorable opinions of counsel to the Company and the Subsidiaries addressed to the Bank, dated as of the date hereof and satisfactory in form and substance to the Bank, as to the good standing of each of the Company and its Subsidiaries in its state of incorporation, the authority of each of the Company and its Subsidiaries to transact business in the State of Florida, the due authorization, execution, delivery and enforceability of this First Amendment, the Replacement Revolving Credit Note, the Replacement Term Loan Note, the Acknowledgment, the Equity Documents, certain matters associated with the Equity Documents, and such other matters as the Bank shall request.

                  (f) The Bank shall have received payment in immediately available funds of (i) an amount equal to all accrued but unpaid interest on the Revolving Credit Note as of March 6, 2002, (ii) an amount equal to all accrued but unpaid interest on the Term Loan Note as of March 6, 2002, (iii) the $50,000 portion of the Restructuring Fee that is due and payable on the date of this First Amendment and (vi) the $50,000 L/C Fee that is due and payable on March 6, 2002.

                  (g) The Company shall have executed and delivered, and shall have caused to be executed and delivered, all of the Equity Documents and all other documents, instruments, opinions and other papers that the Bank deems necessary or advisable be delivered to it or filed in connection with the consummation of the transactions contemplated by the Equity Documents, the Certificate of Designation shall have been adopted and become effective under the laws of the State of Delaware, and all other conditions and matters set forth as conditions precedent in the Equity Documents shall have occurred and be acceptable to the Bank.

                  (h) The Company shall have paid all out-of-pocket expenses incurred by the Bank in connection with the structuring, negotiating and preparing of this First Amendment, the Replacement Revolving Credit Note, the Replacement Term Loan Note, the Acknowledgment, the Equity Documents, and all documents, instruments, agreements, opinions and other papers associated with the Equity Documents, including but not limited to the fees and disbursements of counsel to the Bank.

                  (i) The Company and the Material Subsidiaries shall have executed and delivered a closing statement, an aviation/international waters closing affidavit and a tax indemnity agreement, each in form and substance acceptable to the Bank.

                  (j) The Company shall have executed and delivered a pledge agreement substantially in the form of the Pledge Agreement, a blank stock power and the original share certificate or certificates for the capital stock of Comdial Business Communications Corporation, all of which documents shall be in form and substance acceptable to the Bank.

            34. The Company and the Bank hereby agree that this First Amendment supercedes and replaces the April 10 Letter, and that the April 10 Letter is of no further force or effect.

            35. Except as expressly amended hereby, the terms of the Credit Agreement shall remain in full force and effect in all respects, and the Company hereby reaffirms its obligations under the Credit Agreement, as amended by this First Amendment, and each of the other Loan Documents. The Company hereby waives any claim, cause of action, defense, counterclaim, setoff or recoupment of any kind or nature that it may have or assert against the Bank arising from or in connection with the Credit Agreement, as amended by this First Amendment, the Revolving Credit Note, the Term Loan Note, the Acknowledgment, any of the other Loan Documents, the Equity Documents or the transactions contemplated thereby or hereby that exist on the date hereof or arise from facts or actions occurring prior to or on the date of this First Amendment. Nothing contained in this First Amendment shall be construed to constitute a novation with respect to any of the obligations of the Company or any of its Subsidiaries described in the Credit Agreement or the other Loan Documents.

            36. All references to the Credit Agreement in any of the Loan Documents, or any other documents or instruments that refer to the Credit Agreement, shall be deemed to be references to the Credit Agreement as amended by this First Amendment.

            37. This First Amendment, the Replacement Revolving Credit Note, the Replacement Term Loan Note and the Acknowledgment shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia, without reference to the conflicts or choice of law principles thereof.

            38. This First Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

            39. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Company shall not have the right to assign any of its rights or obligations under or delegate any of its duties under the Credit

Agreement, as amended by this First Amendment, the Replacement Revolving Credit Note, the Replacement Term Loan Note, the Acknowledgment or any of the other Loan Documents.

            40. The Company and the Lenders hereby acknowledge and agree that any controversy or claim between or among the parties to the Credit Agreement, as amended by this First Amendment, the Replacement Revolving Credit Note, the Replacement Term Loan Note, any of the other Loan Documents or the Equity Documents, including but not limited to those arising out of or related to this First Amendment or the Acknowledgment, shall be determined by binding arbitration as described in Section 13.10 of the Credit Agreement. As provided in the Credit Agreement, the Company hereby acknowledges and agrees that nothing in Section 13.10 of the Credit Agreement shall be deemed to limit the right of the Bank to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief (including without limitation specific performance as described in Section 14 of the Registration Rights Agreement), writ of possession or the appointment of a trustee.

            41. The Credit Agreement, as amended by this First Amendment, the Replacement Revolving Credit Note, the Replacement Term Loan Note, the Acknowledgment and the other Loan Documents represent the final agreement among the Company, its Subsidiaries and the Bank with respect to the subject matter hereof, and may not be contradicted, modified or supplemented in any way by evidence of any prior or contemporaneous written or oral agreements of the Company, any of its Subsidiaries or the Bank.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers under seal, all as of the day and year first written above.

                                    COMDIAL CORPORATION


                                    By: /s/ Paul J. Suijk               SEAL)
                                    Name: Paul J. Suijk
                                    Title: Senior Vice President/Chief
                                    Financial Officer

Witness:


/s/ Ralph R. Dyer
Name: Ralph R. Dyer

                                    BANK OF AMERICA, N.A.


                                    By: /s/ Daniel Langelier            SEAL)
                                    Name: Daniel Langelier
                                    Title: Senior Vice President

Witness:


/s/ Ralph R. Dyer
Name: Ralph R. Dyer
#1035255v6

                              REVOLVING CREDIT NOTE
                              ---------------------

$8,000,000.00                                                      March 6, 2002

      FOR VALUE RECEIVED, COMDIAL CORPORATION (the "Company"), a Delaware corporation, promises to pay to the order of BANK OF AMERICA, N.A. (the "Bank") at its office at 100 N. Tampa Street, Tampa, Florida 33602, or at such other place as the noteholder may from time to time designate in writing, the sum of EIGHT MILLION DOLLARS ($8,000,000.00) or such lesser amount as may have been advanced hereunder and remain unpaid on the Revolving Credit Termination Date (as defined in the Credit Agreement, as hereinafter defined), and to pay interest on the unpaid balance of such sum from the date hereof at the rate or rates, on the dates and upon the other terms and conditions contained in the Credit Agreement.

      This Note evidences a borrowing under, is subject to the terms and conditions of, is entitled to the benefits of, and is the Revolving Credit Note defined in, the Amended and Restated Credit Agreement dated as of November 22, 2000, by and between the Company and the Bank, as amended by a First Amendment to Amended and Restated Credit Agreement dated as of March 6, 2002 (as so amended, the "Credit Agreement"). The Credit Agreement contains, among other things, provisions for the time, place and manner of payment of this Note, the determination of the interest rate borne by this Note, and the mandatory repayment of this Note under certain circumstances.

      The events of default hereunder are the same as those described in the Credit Agreement which are incorporated herein by this reference. In the event of the occurrence of any or all of such events, the entire unpaid principal balance of this Note together with all accrued interest may automatically become, or may be declared, immediately due and payable in the manner and with the effect as provided in the Credit Agreement.

      The Company agrees to pay on demand all costs of collection, including reasonable attorneys' fees, if after default this Note is placed in the hands of an attorney for collection, or if after default the holder finds it necessary or desirable to secure the services or advice of an attorney with regard to collection.

      Presentment, demand, protest and notice of dishonor are hereby waived by all makers and endorsers hereon.

      This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without reference to the conflicts or choice of law principals thereof.

      IN WITNESS WHEREOF, COMDIAL CORPORATION has caused its name to be signed to this Note by its duly authorized officer as of the date first above written.

                                COMDIAL CORPORATION


                                By: /s/ Paul K. Suijk
                                Name: Paul K. Suijk
                                Title: Chief Financial Officer

#1035630v2
200160.545

                                 TERM LOAN NOTE
                                 --------------

$4,903,874.69                                                      March 6, 2002

      FOR VALUE RECEIVED, COMDIAL CORPORATION (the "Company"), a Delaware corporation, promises to pay to the order of BANK OF AMERICA, N.A. (the "Bank") at its office at 100 N. Tampa Street, Tampa, Florida 33602, or at such other place as the noteholder may from time to time designate in writing, at the times and in the manner provided in the Credit Agreement (as hereinafter defined), the sum of FOUR MILLION NINE HUNDRED THREE THOUSAND EIGHT HUNDRED SEVENTY-FOUR AND 69/100 DOLLARS ($4,903,874.69), and to pay interest on the unpaid balance of such sum from the date hereof at the rate or rates, on the dates and upon the other terms and conditions contained in the Credit Agreement.

      This Note evidences a borrowing under, is subject to the terms and conditions of, is entitled to the benefits of, and is the Term Loan Note defined in, the Amended and Restated Credit Agreement dated as of November 22, 2000, by and between the Company and the Bank, as amended by a First Amendment to Amended and Restated Credit Agreement dated as of March 6, 2002 (as so amended, the "Credit Agreement"). The Credit Agreement contains, among other things, provisions for the time, place and manner of payment of this Note, the determination of the interest rate borne by this Note, and the mandatory repayment of this Note under certain circumstances.

      The events of default hereunder are the same as those described in the Credit Agreement which are incorporated herein by this reference. In the event of the occurrence of any or all of such events, the entire unpaid principal balance of this Note together with all accrued interest may automatically become, or may be declared, immediately due and payable in the manner and with the effect as provided in the Credit Agreement.

      The Company agrees to pay on demand all costs of collection, including reasonable attorneys' fees, if after default this Note is placed in the hands of an attorney for collection, or if after default the holder finds it necessary or desirable to secure the services or advice of an attorney with regard to collection.

      Presentment, demand, protest and notice of dishonor are hereby waived by all makers and endorsers hereon.

      This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without reference to the conflicts or choice of law principals thereof.

      IN WITNESS WHEREOF, COMDIAL CORPORATION has caused its name to be signed to this Note by its duly authorized officer as of the date first above written.

                                            COMDIAL CORPORATION


                                            By: /s/ Paul K. Suijk
                                            Name: Paul K. Suijk
                                            Title: Chief Financial Officer

#1035637v2
200160.545


                                      -2-